UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

ZILLOW, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35237	20-2000033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillow

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in Item 8.01 is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 5.03 and Item 8.01 is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

The information contained in Item 8.01 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Mergers and pursuant to the terms of the Merger Agreement (each as defined in Item 8.01), each of the former members of the board of directors of Zillow, Inc. (“Zillow”), with the exception of Spencer Rascoff, ceased to be directors of Zillow. In addition, effective as of the closing of the Mergers, each of the former executive officers of Zillow ceased to hold his or her respective offices with Zillow, with the exception of Spencer Rascoff, who will serve as Chief Executive Officer of Zillow, Kathleen Philips, who will serve as Chief Operating Officer, and Chad Cohen, who will serve as Chief Financial Officer and Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2015, in connection with the Mergers and pursuant to the terms of the Merger Agreement, Zillow’s Articles of Incorporation and Bylaws were amended and restated to read in their entirety as the articles of incorporation and bylaws, respectively, of Zillow Merger Sub (as defined in Item 8.01). The Amended and Restated Articles of Incorporation of Zillow and the Amended and Restated Bylaws of Zillow are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Effective February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”), by and among Zillow, Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) (“Holdco”), and Trulia, Inc. (“Trulia”), following the consummation of the transactions contemplated thereby, each of Zillow and Trulia became wholly owned subsidiaries of Holdco. The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, (i) a newly-organized Washington corporation and wholly owned subsidiary of Holdco (“Zillow Merger Sub”) merged with and into Zillow (the “Zillow Merger”), with Zillow as the surviving entity, and (ii) a newly-organized Delaware corporation and wholly owned subsidiary of Holdco merged with and into Trulia (together with the Zillow Merger, the “Mergers”), with Trulia as the surviving entity. At the effective time of the Zillow Merger (the “Zillow Merger Effective Time”), by virtue of the Zillow Merger and without any action on the part of any shareholder, (a) each share of Class A common stock, par value $0.0001 per share, of Zillow was converted into the right to receive one share of Class A common stock, par value $0.0001 per share, of Holdco (“Holdco Class A Common Stock”), and (b) each share of Class B common stock, par value $0.0001 per share, of Zillow was converted into the right to receive one share of Class B common stock, par value $0.0001 per share, of Holdco. At the Zillow Merger Effective Time, all Zillow equity awards as of immediately prior to the Zillow Merger Effective Time were assumed by Holdco.

The issuance of Holdco common stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Holdco’s registration statement on Form S-4 (File No. 333-198695), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 17, 2014. The Class A common stock of Holdco will trade on the NASDAQ Global Select Market under the ticker symbol “Z”.

After close of market today, trading in shares of Class A common stock of Zillow on the NASDAQ Global Select Market will cease. As a consequence of the Mergers, a Form 25 will be filed with the SEC to remove the Class A common stock of Zillow from listing on the NASDAQ Global Select Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Zillow intends to file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Pursuant to the terms of the Merger Agreement, Zillow and Trulia entered into a written agreement, dated as of February 10, 2015, designating Peter Flint and Gregory Waldorf as appointees to the Holdco board of directors, effective as of the closing of the Mergers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 28, 2014, among Zillow, Inc., Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (incorporated herein by reference to the corresponding exhibit to Zillow, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014).*

3.1	Amended and Restated Articles of Incorporation of Zillow, Inc.

3.2	Amended and Restated Bylaws of Zillow, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Zillow hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Zillow may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2015	ZILLOW, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 28, 2014, among Zillow, Inc., Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (incorporated herein by reference to the corresponding exhibit to Zillow, Inc.’s Current Report on Form 8-K filed with the SEC on July 29, 2014).*

3.1	Amended and Restated Articles of Incorporation of Zillow, Inc.

3.2	Amended and Restated Bylaws of Zillow, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Zillow hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Zillow may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.